KINGERY & CROUSE, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

October 3, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K dated September 30, 2014, of Bovie Medical Corporation and are in agreement with the statements contained therein.

Kingery & Crouse, P.A.

/s/ Kingery & Crouse, P.A.

Tampa, Florida